UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2007

aQuantive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

821 Second Avenue, 18th Floor, Seattle, Washington		98104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-816-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

In connection with the Agreement and Plan of Merger dated May 17, 2007, by and among aQuantive, Inc. ("aQuantive"), Microsoft Corporation ("Microsoft") and Arrow Acquisition Company (the "Merger Agreement"), aQuantive and Microsoft received antitrust clearance with respect to the merger from the German Federal Cartel Office (Bundeskartellamt) on July 10, 2007. Accordingly, while the closing of the Merger Agreement remains subject to a number of closing conditions, including approval by aQuantive's shareholders at a special meeting that has been scheduled for August 9, 2007, no further antitrust approvals are required as a condition to the completion of the merger. Subject to satisfaction of the closing conditions and approval by aQuantive's shareholders at the special meeting on August 9, 2007, aQuantive expects the closing to occur by mid-August.

NOTE ON FORWARD-LOOKING STATEMENT

The statement in this current report regarding the expected timing of the closing of the Merger Agreement is a forward-looking statement. One factor that could cause actual results to differ from those discussed in the forward-looking statement is the failure of conditions to closing in the Merger Agreement to be satisfied by the expected time of closing. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date of this report. We undertake no obligation to revise the forward-looking statement to reflect events or circumstances that may subsequently arise.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aQuantive, Inc.

July 12, 2007	By:	Linda Schoemaker

Name: Linda Schoemaker
Title: SVP and General Counsel